Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
CELL-NIQUE CORPORATION.

We hereby consent to the use in the Registration Statement of Form S-1/A of our report dated January 20, 2010, relating to the financial statements of Cell-nique Corporation for the years ended December 31, 2008 and 2007.  We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Randy Gruber, CPA
GRUBER & COMPANY, LLC

LAKE SAINT LOUIS, MISSOURI
January 22, 2010